SUB-ITEM 77H

As of August 31, 2012, the following entity did not own 25% or more of the voting securities of MFS Global Leaders Fund:

------------------------------------------
|PERSON/ENTITY                           |
------------------------------------------
|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
------------------------------------------



As of August 31, 2012, the following entity did not own 25% or more of the voting securities of MFS Cash Reserve Fund:

PERSON/ENTITY
------------------------
|                      |
------------------------
|RELIANCE TRUST COMPANY|
------------------------